                                  AGREEMENT BETWEEN

                                  ASTOR CORPORATION
                              PETROWAX REFINING DIVISION

                                    EMLENTON PLANT

                                         AND

                           OIL, CHEMICAL AND ATOMIC WORKERS

                               INTERNATIONAL UNION

                                         AND

                                     LOCAL 8-481

                         FEBRUARY 1, 1996 - JANUARY 31, 1999

                                  TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Article I.     -  RECOGNITION. . . . . . . . . . . . . . . . . . . . . . . . .1
Article II.    -  HOURS OF WORK AND OVERTIME . . . . . . . . . . . . . . . . .2
Article III.   -  VACATION . . . . . . . . . . . . . . . . . . . . . . . . . .9
Article IV.    -  SICK AND ACCIDENT BENEFITS . . . . . . . . . . . . . . . . 12
Article V.     -  FUNERAL BENEFITS . . . . . . . . . . . . . . . . . . . . . 13
Article VI.    -  WORKERS' REPRESENTATION AND METHOD OF SETTLING
                     DISPUTES. . . . . . . . . . . . . . . . . . . . . . . . 13
Article VII.   -  ARBITRATION. . . . . . . . . . . . . . . . . . . . . . . . 16
Article VIII.  -  SENIORITY. . . . . . . . . . . . . . . . . . . . . . . . . 17
Article IX.    -  COLLECTION OF DUES . . . . . . . . . . . . . . . . . . . . 22
Article X.     -  BULLETIN BOARDS. . . . . . . . . . . . . . . . . . . . . . 23
Article XI.    -  SAFETY AND HEALTH. . . . . . . . . . . . . . . . . . . . . 23
Article XII.   -  MILITARY AND JURY SERVICE. . . . . . . . . . . . . . . . . 26
Article XIII.  -  PHYSICAL EXAMINATIONS. . . . . . . . . . . . . . . . . . . 27
Article XIV.   -  EMPLOYEES NOT INCLUDED . . . . . . . . . . . . . . . . . . 27
Article XV.    -  NONDISCRIMINATION. . . . . . . . . . . . . . . . . . . . . 28
Article XVI.   -  SAVINGS CLAUSE . . . . . . . . . . . . . . . . . . . . . . 28
Article XVII.  -  PLANT CLOSURE. . . . . . . . . . . . . . . . . . . . . . . 28
Article XVIII. -  RATE RETENTION . . . . . . . . . . . . . . . . . . . . . . 29
Article XIX.   -  WAGE RATES . . . . . . . . . . . . . . . . . . . . . . . . 29
Article XX.    -  401K PLAN. . . . . . . . . . . . . . . . . . . . . . . . . 29
Article XXI.   -  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . 29
Article XXII.  -  MANAGEMENT RIGHTS. . . . . . . . . . . . . . . . . . . . . 30
Article XXIII. -  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . 31
Article XXIV.  -  DURATION AND EFFECTIVE DATE OF AGREEMENT . . . . . . . . . 31
ADDENDUM       -  BASE WAGE RATE - SHIFT EMPLOYEES . . . . . . . . . . . . . 33
ADDENDUM       -  BASE WAGE RATE - DAY EMPLOYEES - MAINTENANCE
                     DEPARTMENT  . . . . . . . . . . . . . . . . . . . . . . 34
ADDENDUM       -  BASE WAGE RATE - DAY EMPLOYEES - MISCELLANEOUS . . . . . . 35
ADDENDUM       -  BASE WAGE RATE - DAY EMPLOYEES - LABORER
                     CLASSIFICATION. . . . . . . . . . . . . . . . . . . . . 36
ADDENDUM B     -  PROGRESSION SCHEDULES  . . . . . . . . . . . . . . . . . . 37
APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
APPENDIX B     -  LIGHT/RESTRICTED DUTY PROGRAM. . . . . . . . . . . . . . . 41

                                      AGREEMENT

         THIS AGREEMENT, made and entered into this 1st day of February, 1996 between ASTOR CORPORATION, EMLENTON PLANT (hereinafter referred to as the "Company"), and OIL, CHEMICAL AND ATOMIC WORKERS INTERNATIONAL UNION, and LOCAL NO. 8-481 (hereinafter referred to as the "Union").

                                      WITNESSETH

         WHEREAS, the majority of the production and maintenance employees of the Company's refinery located at Emlenton, Pennsylvania, have heretofore organized themselves into said Union as the exclusive bargaining agency for all said production and maintenance employees as to their rates of pay, wages, hours of work, and other conditions of employment at said refinery.

         NOW, THEREFORE, the parties to this Agreement after conference for the purpose of continuing and improving the relations between the Company and said employees with respect to pay, wages, hours of work, and other conditions of employment agree as follows:

Article I. - RECOGNITION

         A. The Company will not interfere with the rights of its employees to become members of the Union, and agrees that there shall be no discrimination, interference, restraint, or coercion by it or any of its agents against any employee because of membership or lawful activity in the Union.

         B. It is agreed that the officers, agents, and members of the Union shall not intimidate or coerce nonmembers, solicit membership, or conduct Union business during working hours.

         C. It shall be a condition of continued employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date shall, within one hundred and twenty one (121) days of the effective date of this Agreement, become and remain members in good standing in the Union. It shall also be a condition of continued employment that all employees covered by this Agreement hired on or after its effective date shall, not later than the one hundred and twenty first (121st) day following the beginning of such employment, become and remain members in good standing in the Union.

         D. The Company will, within three (3) working days after receipt of notice from the Union, discharge any employee who is not in good standing in the Union as required by the preceding paragraph.

         E. The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability in any manner arising out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Article.

Article II. - HOURS OF WORK AND OVERTIME

         A. The normal work week shall be from 12:00 midnight Sunday to 12:00 midnight the following Sunday, and the pay period shall cover two (2) consecutive weeks. The method of pay shall be bi-monthly and pay day shall be every other Friday.

         The Company reserves the right to modify the work week for legitimate business reasons.

         B. All work performed by employees covered under the terms of the Agreement shall be done by employees termed "shift" employees and 'day" employees. The term "shift' employees as used herein shall be deemed to mean employees who are regularly employed for a specified shift in the course of a continuous twenty-four (24) hours per day operation, seven (7) days per week. All other employees shall be deemed "day" employees.

         C.   1.   Eight (8) hours shall constitute a workday. Forty (40)
hours shall constitute a workweek; all time over eight (8) hours in any one day or over forty (40) hours in any one week shall be overtime and will be paid for at one and one-half (1 1/2) times the rate of pay. In computing the workday and workweek for overtime purposes, all hours worked at premium rates of pay as defined by Wage-Hour regulations shall be excluded; except, on the weekly basis, hours worked on the holidays enumerated elsewhere in this Article. In addition, if an employee works his or her eight (8) hour straight time shift, any hours worked consecutively by that employee continuing beyond the end of the eight (8) hour straight time shift shall be paid at 1 1/2 times their applicable rate, whether or not the total continuous hours of work fall into the same workday or workweek.

              2. The Union recognizes that some overtime work is necessary in the conduct of the Company's business and that the employees must accept such overtime work when it is assigned to them unless the employees present good and legitimate reasons that excessive personal hardship will be involved in such overtime work. It is agreed and understood that employees may refuse overtime work when the rate for such overtime is lower than that they normally received in their own classification.

         D.   l.   Overtime will be distributed equally as practical within a classification and posted and revised every thirty (30) days. If an employee, otherwise entitled to overtime is not offered it, there will be no pay for the lost overtime opportunity, however, the situation will be rectified by offering the employee the next available overtime. If the next available overtime is not offered, the employee will be paid for the lost time.

              2. Shift breakers' overtime earned in the yard will be carried into the units. Overtime earned in the units will be carried back into the yard. In the future, total overtime, regardless of where earned, will be considered for overtime assignment for shift breakers only.

         E. When maintenance employees are called out for duty at a time other than their regular schedule and with less than seven (7) hours notice, they will be paid for the time actually worked on call at one and one-half
(1 1/2) times their regular rate plus a bonus for each call equivalent to two
(2) hours at their regular rate, except for time actually worked on call during the holidays specified in the Agreement, they will be paid two and one-half
(2 1/2) times their regular rate._

         F. When telephone communication is available, should the Company fail to notify employees regularly employed not to report for work at their regular time, and such employees, in the absence of such notice, report for work, they shall receive or be paid for four (4) hours work.

         G. Shift workers shall be permitted to change shifts or days off under certain conditions, such as funerals or other important personal reasons, that are not likely to be recurring. Such shift employees may substitute work schedules among themselves, within any given twenty-four (24) hour period from midnight to midnight, under the following conditions: (1) approval of the superintendent or delegated assistant is secured; (2) the time cards must show the hours worked;
(3) provided such changes do not work any overtime penalty to the Company.

         H.   1.   When shift employees are required to fill the place of other shift employees, they shall receive the rate of pay that applies to that particular job. When a Department or a Unit in a Department is shut down for repair, cleanout, or inspection, the regular employees in the Department or on the Unit involved shall be used to assist in doing the aforesaid work at their regular rate of pay before bringing in employees from other Departments. When shift employees are assigned to work elsewhere because of a temporary shutdown of a refining operation, they will receive their regular rate of pay.

              2. Any day workers engaged in maintenance and construction work when temporarily assigned to a higher rate job, shall receive the higher rate, and will return to their former rate at the conclusion of the temporary assignment.

              3. Employees are expected to perform any duties to which they may be assigned, provided that it does not conflict with the provisions of this Agreement.

              4. As a normal practice, regular day workers will have two consecutive scheduled days off per week. However, it is understood that this does not limit a day worker to five working days per week if additional work time is required for the efficient operation of the plant. It is further understood that shift breakers and extra breakers are excluded from this provision.

              5. The Company agrees to post work schedules uniformly in all plants as nearly as possible. Both plants are now posting schedules for shift departments only, and these are being posted by Wednesday afternoon of each week. It has not been the practice to post day workers' schedules unless there is a turnaround or some other unusual maintenance work.

              6. Any maintenance employee working his lunch hour will be paid overtime and given time to eat later without reduction in pay.

         I.   1.   Two and one-half (2 1/2) times the rate of pay will be paid for all time worked on the following holidays:

              New Year's Day                     Thanksgiving Day
              Good Friday (eff. 2/1/98)          First Day Buck Season
              Memorial Day                       Veterans Day
              Fourth of July                     Day before Christmas
              Labor Day                          Christmas Day

          Any holiday that falls on Saturday shall be observed on Friday by all "day employees"; any holiday that falls on Sunday shall be observed on Monday by all "day employees"; and said employees shall be paid for the holiday on the day which they are off. All "shift employees" shall observe all holidays on the days on which they fall and be paid for said holidays on the observed days.

          If Christmas falls on a Saturday, the holiday will be observed on Friday and the day before Christmas will be observed on Thursday. If the day before Christmas falls on Sunday, it will be observed on the previous Friday.

              2. Employees covered by this Agreement who have completed 120 calendar days of continuous active employment shall be paid at their regular straight time rate for the holidays enumerated above when not required to work on such holidays.

              3. Employees shall receive no holiday pay in accordance with this article if:

                   (a) They have failed to work their last regularly scheduled work day preceding the holiday and the next scheduled work day following the holiday unless they are ill and present a doctor's certificate certifying to their illness, or are absent because of the death of a member of their immediate family or are absent because of jury duty. In any of these cases, they will be eligible for pay for the holiday if they have worked three days of the seven calendar days immediately preceding the holiday and three days of the seven calendar days immediately following the holiday. Employees will be eligible for pay for a holiday which occurs within the first thirty (30) days from the date of illness upon presenting a doctor's certificate certifying to their illness. In no event will holiday pay, funeral benefits, jury pay, or overtime be duplicated or pyramided.
                   (b) A holiday falls during their leave of absence, absence for disability, or layoff

                   (c)  They refuse to work on a holiday.

              4. Holidays paid for but not worked shall be used in computing overtime for the week in which the holiday is observed for day workers only.

         J.   1.   All shift employees covered under the terms of this
Agreement shall be paid, when working the 4:00 P.M. to 12:00 Midnight shift, a premium of fifty (50) cents per hour and, when working the 12:00 Midnight to 8:00 A.M. shift, a premium of $1.00 per hour.

              2. The parties agree that the shift differential will be paid at the appropriate rate for all hours worked between 4:00 P.M. and 8:00 A.M. on previously scheduled shifts for day workers. It is agreed that this will not apply to the period of 7:00 A.M. to 8:00 A.M. for normal day workers' starting time.

              3. The above listed shift differentials will be included in the base rates of pay when computing overtime.

         K.   1.   The matter of job security for the Company's present
refinery employees was discussed during contract negotiations. The Company stated to the Union Committee, the Company's desire to provide job security for the Company's present employees consistent with the needs of the business and the efficient operation of the refinery. In order to provide job security consistent with these principles during the term of the contract agreement:

                   (a) The Company will use emphasis in placing primary reliance on its present employees in the performance of work in the plant that they regularly and consistently perform.

                   (b) The Company hereby assures the Union that it desires to accomplish future technological improvement and installation of new units and equipment without layoff of present personnel of the Bargaining Unit. It shall be the intent of the Company to only use outside contractors to supplement the basic work force for legitimate business reasons. When employees are on layoff, before subcontracting, the Company will meet with the Union to discuss the potential use of the laid off employees. The Company shall give at least sixty
(60) days written notice prior to layoff. Thereafter, either party may request a meeting with the other to discuss ways and means of avoiding the layoff or lessening the effect on the employees involved.

    L.    1.   Should employees be required to work (2) hours or more
immediately preceding or following their scheduled hours of work, the Company will provide a suitable lunch allowance to buy lunch if the employee so desires. However it is understood that employees will not qualify for such a lunch allowance until they have been on the job ten (10) hours or more and they will not be paid for their time while eating lunch. A limit of $7.50 cost per lunch is hereby established based on $7.50 supplying a suitable lunch. Meal tickets, when issued, must be utilized within seven (7) calendar days or such tickets shall be void.

          2. Should employees be required to continue their overtime through a second normal meal period of more than six (6) hours, they shall be provided with a second lunch allowance to buy lunch if so desired. They will not be paid for time while eating lunch. In cases where the Company is unable to provide an employee with a lunch or lunches, such employee shall be paid the same amount as is required to furnish a suitable lunch in lieu of said lunch up to a maximum of $5.00.

Article III. - VACATION

         A. All employees covered by this Agreement with less than one (1) year of service prior to January 1st, will have their vacation prorated for that period only. Thereafter, the present vacation qualification date of January 1st will apply. However, the employees qualifying for prorated vacation under this provision must complete 120 calendar days of continuous active employment with the Company before they may exercise this vacation right.

         B. All employees covered by this Agreement who have been in the continuous employ of the Company for one (1) year prior to January 1st in any year will receive two (2) weeks' vacation with pay. All employees covered by this Agreement who have been in the continuous employ of the Company five (5) years or more prior to January 1st in any year will receive three (3) weeks' vacation with pay. All employees covered by this Agreement who have been in the continuous employ of the Company ten (10) years or more prior to January 1st in any year will receive four (4) weeks' vacation with pay. All employees covered by this Agreement who have been in the continuous employee of the Company Twenty
(20) years or more prior to January 1st in any year will receive five (5) weeks' vacation with pay. Vacations must be taken between January 1 of the qualifying year and December 31. Vacations shall be compulsory.

         An employee who has achieved vacation eligibility for four (4) or more weeks of vacation may elect to take one (1) scheduled week of annual vacation one (1) day at a time or in any combination of days. This provision is subject to the following conditions:

              1. The absence must be for a full day or days on which the employee is scheduled to work.

              2. Approvals for this "split week" vacation shall be made on a "first come" basis. Split week vacation days cannot be scheduled during the vacation posting period.

              3. All requests for split week vacation days must be scheduled by twelve noon of the Tuesday prior to the contract work week. Any exception to this shall be made at the Company's sole discretion.

              4. All other provisions of the vacation policy shall apply to these split vacation days.

         C. For the purpose of establishing the initial vacation requirement of one continuous year, no deductions shall be made for any layoffs of less than thirty-one (31) days.

         D. Vacation compensation will be based upon the hourly rate which employees are receiving at the time of taking their vacation based on a forty
(40) hour workweek.

         E. New employees qualifying for prorated vacation will receive pay in lieu of time off for any fraction of a full day to which they may be entitled.

         F. Employees not required to take their full vacation during the general plant shutdown shall take it at a time mutually agreeable between the employee and the Company in line with departmental seniority. Employees must signify their choice of additional vacation time within thirty (30) days after "Choice of Vacation" Forms have been distributed, or have their vacation time scheduled by the Company. "Choice of Vacation" Forms must be posted by September 1 for the vacation period starting the following January. Vacation schedules will be posted in all departments.

         G. Vacation eligibility requirement is: Absences of 45 cumulative calendar days or less - no deduction; 46 to 90 day cumulative days --deduct
1/12 (of vacation); for every 45 day period of absence thereafter, deduct 1 additional 1/1 2 (of vacation). To reinstate eligibility for consideration under the initial 45 calendar day period, the employee must complete one month of scheduled work. This requirement will not apply to absences for on-the-job injuries or to approved absences for union business.

         H. The Company will prorate employee's vacations in all cases of terminations except discharge for cause. In the event of death the full qualification period will not be required.

Article IV. - SICK AND ACCIDENT BENEFITS

         A. In addition to any Group Accident and Health or Compensation benefits that may accrue to employees under existing policies, it is agreed that full-time employees, while unable to perform their duties for more than two (2) days due to sickness or injury, who have completed 120 calendar days of continuous active employment with the company shall be paid at the rate of three-quarters (3/4) of their regular rate of pay for worktime lost in excess of said two (2) days within the first seven (7) days of their disability.

         B. In the case of disability absence from on-the-job injuries that develop into compensation insurance payments beginning on the eighth (8th) day of such disability, full normal wage payments will prevail under the same limitations within the first seven (7) days; however, should such disability absence resulting from an on-the-job injury be longer than two (2) weeks, full normal wage payments will be made for all worktime lost within the first seven
(7) days.

         C. The total benefit paid for any disability claim shall not exceed the full straight time hourly rate of the employee for the first seven (7) calendar days of the disability.

         D. The Company's Light/Restricted Duty Program is attached hereto as Appendix "B".

         E. The weekly non-work related Health and Accident Benefit shall be $235.00. Said benefit shall increase to $245.00, effective 2/1/97, and to $255.00, effective 2/1/98.

Article V. - FUNERAL BENEFITS

         A. When it is necessary for employees to be absent from work on account of the death and funeral of either spouse, child, stepchild, father, mother, sister, brother, father-in-law, mother-in-law, or, if living in the employee's household, "in-law" or grandparents, including the spouses grandparents, the Company will reimburse them at straight time for scheduled worktime lost not exceeding three (3), eight (8) hour days. In all other cases concerning the death of grandchildren, "in-laws" or grandparents, including the spouses grandparents, not exceeding one (1), eight (8) hour day, unless unusual travel time or other extenuating circumstances may fairly justify partial or full extension or reimbursement up to the other three (3) days limit.

         B. It is understood in all cases that for the sake of efficiency in plant operation, the employee will need to make prior arrangement with the Superintendent or delegated assistants in order to receive this benefit.

Article VI. - WORKERS' REPRESENTATION AND METHOD OF SETTLING
              DISPUTES

         A. A Workers' Committee is hereby established and shall consist of not more than five (5) members chosen by the Union from and among the production and maintenance employees of the Company, and there shall be not more than one
(1)
member chosen from any one Department, except that, if the President and Steward Chairperson are on the committee, they may be from the same department. The Committee shall designate one (1) of its members to act as Chairperson.

         B. A regular meeting of the Committee and the Company shall be held at the office of the Company at the plant on the second Wednesday of each month, unless otherwise mutually agreed; provided, however, that emergency meetings may be held by mutual agreement. The Company shall keep minutes of the proceedings and shall provide a copy of such minutes to the Union Committee. The Union Committee shall have two (2) weeks to file a written objection to the contents of the minutes. If no such objections filed, the minutes shall be final.

         C. The names of the members of the Workers' Committee, together with the name of the Chairman thereof, and any change in personnel thereof, shall be certified to the Company from time to time by the proper officers of the Union and under the seal thereof.

         D. All complaints arising from discharge must be presented within five (5) days from the date of discharge excluding Saturdays, Sundays, and holidays. The hearing shall be confined to the charges contained in the written complaint.

         E. In the event any employee is discharged after the date hereof, and believes such discharge unjustified, such a discharge shall constitute a case arising under the Methods of Settling Disputes provided for herein. Unless such complaint is in writing, setting forth the reason therefore, and is filed with the Workers' Committee and presented by that Committee to the Company within five (5) days from the date of discharge, excluding Saturdays, Sundays, and holidays, it shall not be entertained. All discharge complaints, if properly filed, must be determined, if possible, within (5) days from the date of filing. In the event it should be finally determined that such discharge was not justified, the employee shall be reinstated with or without pay for all or part of the lost time, as may be agreed upon by the parties or directed by arbitration.

         F. Members of the Committee attending necessary and duly-called meetings during their regular hours will be afforded such time off without loss of pay as may be reasonably required for such purposes, provided, twenty-four
(24) hours' notice is given departmental Supervisors. Committee members will not perform their duties with respect to the investigation of disputes during working hours without first obtaining approval from their supervisor. The Company, in considering a request for approval, recognizes that certain work related grievances are of such a nature that they may need to be addressed immediately.

         G. Should any difference arise between the Company and the Union as to the meaning, application, or violation of any of the provisions of this Agreement, or should any local trouble of any kind arise, there should be no suspension of work on account of such differences until an earnest effort shall be made to settle them promptly in the following manner:

              1. Between the employees who may be accompanied by a representative of the Union and the Supervisor of their department.

              2. If settlement is not thus obtained, the case may be presented to the Plant Manager or designated representative, in writing, by the Workers' Committee within ten (10) calendar days after the date upon which the alleged grievance occurred. Within ten (10) calendar days thereafter, the Plant Manager or designated representative shall render a written decision.

              3. If satisfactory results have not been obtained by following the foregoing procedure, the case will then be submitted within fifteen (15) calendar days from the Plant Manager's answer to a representative of the International Organization of the Union and an executive of the Company or designated representative. A written decision shall be rendered within fifteen
(15) calendar days of this meeting. Additional time, if necessary, will be subject to mutual consent of both parties.

              4. In the event the dispute shall not have been satisfactorily settled in the proceeding steps, the matter will then be submitted to arbitration within thirty (30) calendar days thereafter.

Article VII. - ARBITRATION

         A. Should any question arise as to the meaning or interpretation of any of the provisions of this Agreement, there shall be no suspension of work on account thereof, but the matter shall be submitted to the Federal Mediation and Conciliation Service who may be requested to furnish the Company and the Union a list of seven (7) qualified members from the panel of arbitrators. The Union and the Company will thereupon eliminate three (3) names each within seventy-two
(72) hours, excluding Saturdays, Sundays, and holidays, and the one remaining shall arbitrate the issue.

         B. The fee and expense of the arbitrator shall be borne equally by the Union and the Company.

         C. The decision of the arbitrator shall be final and binding upon both parties, and may not be effective prior to the date on which the grievance was first presented to the Supervisor.

         D. The arbitrator shall not have the power to add to, subtract from, or alter or modify in any way any of the provisions of this Agreement.

Article VIII. - SENIORITY

         A.   Employees shall have plant seniority and department seniority.

         B.   1.   In filling vacancies, the employer accepts the principle of exercising due regard for the length of service, taking into account ability and efficiency, and the general practice will be followed by promoting those who by length of service and ability shall be deemed to have earned promotion to regular jobs.

              2. The oldest employees in point of service shall be given preference when making promotions with their record and ability and efficiency being given due consideration. Nothing in this Agreement shall, however, interfere with the right of the Company to promote any individual for unusually meritorious service or exceptional ability to special and out-of-the ordinary jobs.
              3.   On layoffs and reemployment, plant seniority will apply.
The last employee hired shall be the first employee to be laid off in case of a reduction of the plant's working force. The last employee laid off shall be the first employee reemployed. Employees having departmental seniority and reemployed shall return to their respective department in accordance with their departmental seniority.

         C. Seniority of employees working under this Agreement shall begin after one hundred twenty (120) calendar days of continuous active employment by the Company. It is understood that the Company is not required to reemploy any former employee who has been laid off more than one (1) year.

         D.   1.   Departmental seniority shall commence on the date on which employees join the department, and shall be continuous as long as they remain in that department. It is understood that departmental seniority shall be accumulative. When adding to any department, employees with the most accumulated seniority in that department shall be given first opportunity.

              2. In case of any permanent discontinuance of a department or any operation therein, employees affected will be allowed to exercise any departmental seniority which they may hold in another department and displace therein any employee with less departmental seniority than themselves.

         E. It is agreed that full seniority protection will prevail also on the following daylight job: Gauger.

         F. Any transfer within a department, or from one department to another department, when for a period of less than thirty (30) calendar days, shall be classed as temporary. Said thirty (30) day period may be extended by mutual agreement of the Company and the Union. An employee so transferred shall receive the rate of pay applicable to the job to which the employee was transferred or the employee's regular rate of pay, whichever is higher. The rate will be paid for actual hours worked with any part of an hour counting as a full hour. A regular move within a job sequence shall not be considered a temporary transfer and shall be governed by provisions of this Agreement.

         G. Employees not working due to sickness shall accrue seniority while sick up to one (1) year. Thereafter they shall continue to accrue seniority upon presentation of a doctor's certificate mutually agreeable to both parties. It is not the intent of this paragraph to place employees in a job for which they have not been trained.

         H.   1.   All shift jobs that become open will be posted within one
(1) week for a period of at least five (5) working days. Bids shall be submitted for the job and the senior day employee bidding with the necessary qualifications shall be chosen for the lowest paid job in a department, and other operators in this department shall move to the job next higher up. An employee who cannot move up in a sequence because of a disqualification, medical or otherwise, shall be demoted to the bottom, full-time, five (5) day position in the sequence and shall again proceed to move up the sequence. If the employee is thereafter disqualified for any reason, the employee shall be displaced from the department and must bump the junior employee, using plant seniority, in the Helper or Extra classification, in any other department. The vacancy ultimately created by utilizing this procedure shall be filled under the terms of the collective bargaining agreement. The Company reserves the right, at its expense, to require an employee who produces medical certification to submit to an examination by a doctor chosen by the Company.

              2. On entry level classification shift jobs, a minimum ten (10) workday probationary period will be granted if the employee so desires. Following successful completion of this probationary period, the employee will receive the full rate for the job. On subsequent upgrades, similar training will be provided if necessary.

         I.   l.   All jobs that become open in the lowest rated classification in the day force (above the classification of laborer) will be posted for bid for at least five (5) working days and the senior employee with the necessary qualifications will be chosen for the job. Addendum B lists normal lines of progression for day workers.

              2. When entry level classifications (Electrician-Instrument Helper, Helper B Insulator, Helper B Mechanic, Helper B Pipefitter, Helper B Welder) are bid in the Maintenance Department, a ten (10) workday probationary period will apply. Where an employee bids directly into the Painter, Rigger, or Carpenter classification, a thirty (30) workday probationary period will apply. Following satisfactory completion of this probationary period, the employee will receive the full rate for the job.

         If an employee has one (1) year of seniority or more at the time a job bid is awarded to the employee, the employee shall be placed on the bid job within forty-five (45)days of the award or, commencing on the forty-sixth (46th) day, shall receive the shift breaker rate on said job.

         J. The successful bidder who accepts any day or shift job will be required to serve at least one full year in the department or unit before becoming eligible to give up the job or bid on another classified job except in the case of health, incompetence, or unusual hardship cases.

         K. Those employees bidding shall place a bid in a bid box furnished by the Company and also in a box belonging to the Union.

         L. After bids have been submitted, any deviation in seniority shall be made the subject of a conference between a Workers' Committee of three (3) and the Company prior to placement of any employee in the position.

         M. Employees who have been laid off and fail to report for duty within five (5) days after they are notified by registered letter (copy of which will be sent to the Local Union Secretary), shall lose their seniority rights, unless prevented by actual illness, accident, or excessive distance to be traveled, in which event the period will be extended to fifteen (15) days. To protect their seniority, it is the employees' responsibility to keep their Supervisor informed of their proper home address.

         N. Employees may be given a trial period. In case of their failure to qualify for the job, they shall resume the job originally vacated and accrue seniority for the trial period.

         O. Failure to qualify for any job during the trial period shall act as a bar to an additional trial for the same job, within six (6) months, but shall not disqualify such employee's right to bid on any other job openings.

         P. Employees covered by the terms of this Agreement, who move out of the bargaining unit, prior to February 1, 1996, to accept other positions with the Company, shall retain the Plant and Departmental seniority which they have acquired while in the unit. In the event they return to the bargaining unit, they may exercise whatever Plant and Department seniority they held at the time they left the bargaining unit. However, when employees are promoted to a supervisory job within their department, they shall accumulate Departmental seniority in that Department. Persons who are promoted out of the bargaining unit subsequent to February 1, 1996, and later return to the bargaining unit, shall be treated in the same manner as newly hired employees.

         Q. Seniority lists have been compiled and will be kept available at all times to the Workers' Committee or to any employee.

         R. Leaves of absence will be granted without pay to not more than two (2) employees limited to one (1) from any single department of under fifteen
(15) shift employees, or two (2) employees on different shift jobs from any single department of fifteen (15) or over, at any one time to attend conventions, council meetings, or conferences of the union not to exceed thirty (30) working days each in any one calendar year. A six (6) months' leave of absence without pay will be granted by the Company to one (1) Union member provided, however, that such member is not a key employee whose absence would cause the Company undue hardship. Such leaves will involve no loss of seniority. For any leave of absence, the employee must be an active employee of the Company.

         S. The Company agrees to provide the availability of family leave to all employees in the event of a birth or adoption of a child or the serious illness of a child, spouse or parent. The leave will be without pay and will be granted for up to a maximum of twelve (12) weeks in a twelve (12) month period. Any employee may request more than one family leave within a twelve (12) month period, but the total time on leave within that period may not exceed twelve
(12) weeks.

         Credited service will accrue during the period covered by the family leave of absence. The leave will be granted with the understanding that the employee will be reinstated to the position held prior to the leave or to a comparable position.

ARTICLE IX. - COLLECTION OF DUES

         A. Upon receipt of written request from any employee, the Company shall cooperate with the Union in the collection of dues by deducting from the wages due said employee each month the regular monthly dues specified therein as fixed by the Union. All money so deducted by the Company shall be paid to the Treasurer of the Union within seven (7) working days after said deductions are made, provided, however, before paying any dues the Company shall first deduct from any wages due an employee all monies due the Company from said employee.

ARTICLE X. - BULLETIN BOARDS

         Two bulletin boards, placed in convenient locations, shall be furnished by the Company for Union notices concerning meetings, dues, entertainment, health, safety, and miscellaneous reports. All notices must carry the Union seal.

ARTICLE XI. - SAFETY AND HEALTH

         A. It is mutually agreed that efforts of both the Company and the Union shall be directed to maintaining all equipment and tools in safe and efficient working order, and that the lawful Regulations and Safety Codes adopted by the department of Labor and Industry, Commonwealth of Pennsylvania, as they affect this industry in the interest of protecting the safety and health of employees, will be observed by both the Company and the employees.

         B. Inspection of any equipment or working conditions for safety purposes may be secured upon request of any employee working on that equipment or under those conditions, such inspection to be made by the Plant Manager or designated assistants, together with the Supervisor in charge and the employee making the request.

         C.   1.   There shall be established a joint labor-management health and safety committee, consisting of two employee representatives of the Union and two representatives of Management. Lost time accidents will be investigated by the Joint Safety Committee in accordance with procedures to be developed by the Joint Safety Committee.

              2. The Company will, at its expense, provide training for the Union-represented Health and Safety Committee members. Such training shall not exceed five (5) days per trainee and shall take place twice during the three year Agreement.

         It is understood that this training will be conducted by qualified individuals, institutions, or organizations recognized in the field.

         D. The Company will, from time to time, retain at its expense qualified independent industrial health consultants, subject to the approval of the International Union President or his designee and the Company, to undertake industrial health surveys, as decided upon by the committee, to determine if any health hazards exist in the work place.

         E. Such surveys will include measurements of the exposures in the work place, the results of which will be submitted in writing to the Company, the International Union President, and the Joint Committee by the consultants, and the results will also relate the findings to existing recognized standards.

         F. The Company agrees to pay for appropriate physical examination and medical tests at a frequency and extent necessary in light of findings set forth in the industrial consultant's reports as may be determined by the Joint Committee.

         G. The Union agrees that each report shall be treated as privileged and confidential to the extent that disclosure of information in the nature of trade secrets will not be made without prior written approval of the Company.

         H. At a mutually established time, subsequent to the receipt of such survey reports, the Joint Committee will meet for the purpose of corrective measures which are necessary in light of the industrial consultant's findings; and to determine the means of implementing such corrective measures.

         I. Within sixty (60) days following the execution of this Agreement, and on each successive February 1st thereafter, the Company will furnish to the Union all available current information on the morbidity and mortality experience of its employees.

         J. The Joint Committee shall meet as often as necessary, but not less than once each month, at a regularly scheduled time and place, for the purpose of jointly considering, inspecting, investigating, and reviewing health and safety conditions and practices and investigating accidents, and for the purpose of jointly and effectively making constructive recommendations with respect thereto, including, but not limited to, the implementation of corrective measures to eliminate unhealthy and unsafe conditions and practices, and to improve existing health and safety conditions and practices.

         K. All matters considered and handled by the Committee shall be reduced to writing, and joint minutes of all meetings of the Committee shall be made and maintained, and copies thereof shall be furnished to the International Union President. Time spent in committee meetings by Union Representatives, including walk around time during joint inspection and investigations, shall be considered and compensated for as regularly assigned work.

         L. In addition to the foregoing, the Company intends to continue its existing industrial hygiene program as administered by Company personnel.

         M. Any dispute arising with respect to the interpretation or application of the provisions hereof shall be jointly reviewed by the International President or designee and the President of the Company or designee for the purpose of resolving this dispute. Should the parties be unable to resolve such a dispute, then the dispute shall be subject to the grievance and arbitration procedure.

         N. The Company shall furnish such employees as may be agreed upon by the Workers' Committee and the Company the following working apparel: rain coat, rain cap, and rubber boots. Each employee shall receive one dozen pair of gloves, selected by the Company, on the employee's anniversary date of employment.

         0. The Company shall furnish flame retardant coats, pants, and welding gloves for all Company welders.

         P. The Company shall provide an equivalent cost safety incentive program to the safety shoe program provided to employees covered by this Agreement by Quaker State Corporation.

ARTICLE XII. - MILITARY AND JURY SERVICE

         A. Any permanent, full-time employee who has completed 120 calendar days of continuous active employment belonging to the United States Officers or Enlisted Reserve or Pennsylvania National Guard shall be granted two (2) weeks leave of absence in any one year to attend any required training, and will be reimbursed by the Company for the difference between the compensation they would have earned if working and any payment received from the Government. In addition, an employee may receive a maximum of one additional week leave of absence in the event of an emergency call-up because of state disaster or civil disturbance control. Call-up to active duty status is explicitly excluded from this provision.

         B. It is understood that this Agreement is subject to the rights of employees returning from military service as required by applicable State and Federal laws, court decisions, and regulations of any governmental agency charged with enforcement of such laws.

         C. In the event that employees are called for jury service, employees will be reimbursed for the difference between their normal earnings and that earned on jury duty.

ARTICLE XIII. - PHYSICAL EXAMINATIONS

         A. Employees shall not be required, as a condition of continued employment, to submit to a physical examination by a physician in the pay of the Company or its agent, but shall submit to a physical examination by any reputable physician agreed upon by both parties.

         B. Applicants for employment may be examined by a reputable physician chosen by the Company.

ARTICLE XIV. - EMPLOYEES NOT INCLUDED

         A. Management personnel of the Company and their assistant, supervisors, professional employees, and clerical employees are not included in or affected by this Agreement. The term "supervisor' as used in this Agreement refers to persons whose work consist substantially of supervising the work of others.

         B. Supervisors may work in classified or non-classified jobs unless such action makes it necessary to layoff or demote an employee. Supervisors may perform tasks involving instruction and demonstration, deminimus work and such unit work as is made necessary because of difficulties in the operation. This provision will not be used as a means of having a supervisor displace an hourly employee from his/her work.

ARTICLE XV. - NONDISCRIMINATION

         It shall be the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, color, religion, sex, age, or national origin or other legally prohibited reason.

ARTICLE XVI. - SAVINGS CLAUSE

         If any term or provision of this Agreement is, or becomes, invalid or unenforceable by government regulation or law, such invalidity or unenforceability shall not affect or impair any other term or provision of this Agreement.

ARTICLE XVII. - PLANT CLOSURE

         A. The Company will notify the Union in writing at least ninety (90) days in advance of a final decision to completely close the Emlenton Plant that will involve permanent layoff or permanent transfer of bargaining unit employees. The Company and Union will meet within fifteen (15) days after such written notice for the purpose of discussing the effect of such closure on bargaining unit employees, and to negotiate appropriate conditions for transferred employees and benefits for employees who are permanently laid off.

         B. In the event the parties are unable to arrive at a satisfactory agreement, either party shall have the right to serve a sixty (60) day written notice to terminate the Agreement. The Union shall have the right to strike, or the Company shall have the right to lockout at the end of the sixty (60) day period unless a mutual agreement has been reached.

ARTICLE XVIII. - RATE RETENTION

Employees, who by their own request, are granted a move down to yard labor must return to the yard at the prevailing contract yard labor rate.

ARTICLE XIX. - WAGE RATES

A. A wage rate addendum will be provided the Union on request listing the wage rates which the Company agrees to. Addendum A reflects current and projected increases.
B. The Company agrees to place into effect the following hourly wage increases:

         Effective February 1, 1996......... Fifty (50 ) cents

         Effective February 1, 1997......... Three and three quarters (3 3/4)
                                             percent

         Effective February 1, 1998......... Three and three quarters (3 3/4)
                                             percent

ARTICLE XX. - 401K PLAN

         Effective February 1, 1996, the 401K plan shall be changed to provide that employees who contribute one percent (1%) or more of their gross wages to the 401K plan shall receive matching funds from the Company in the amount of two percent (2%) of said gross wages. The two percent (2%) match shall be increased to three percent (3%), effective February 1, 1997.

ARTICLE XXI. - INSURANCE

         The Company will continue to provide, during the terms of this Agreement, the same or better life, accidental death, health, hospitalization, dental, organ transplant, and disability insurance coverage as that previously provided. Within ninety (90) days of February 21, 1996, the Company shall modify its health plan to provide "Select Blue" coverage. Employees shall pay (pre-tax where legally permitted) twenty percent (20%) of the premium of either single or family coverage,, whichever is desired. The Company will pay the balance of the cost. If an employee is covered under any other insurance plan providing for the same benefits or services, there shall be no duplication of coverage provided by the Company. For employees who retire at age 62 and thereafter, and prior to age 65, the Company will continue said employee's coverage under the group health and dental plan, for individual coverage only, for which the employee must contribute twenty percent (20%) of the applicable premium. Said continued coverage, at Company expense, shall end when the employee turns age 65. If an employee is covered under any other insurance plan providing for similar benefits or services, he/she shall not be entitled to such coverage at Company expense as provided herein.

ARTICLE XXII. - MANAGEMENT RIGHTS

         Except as limited by the express provisions of this Agreement, the Union recognizes that the Company shall continue to have and retain the sole and exclusive right and authority to administer and/or manage the Company's business, to exclusively direct the working force and the employees covered hereby and; in addition to other functions and responsibilities not specifically mentioned in this Agreement and, therefore, without attempting to list herein all of these management rights, but prominent among such rights, the right and authority of the company shall include: the right to lease or sublease; the right to expand, sell, move, transfer and/or terminate all or part of its operations; the right to select, hire, and lay off employees and/or to determine the size and composition of the Company's work force; the establishment and determination of the required jobs in the plant, including the right to eliminate or create new jobs, and the determination of reasonable levels of productivity, quality and efficiency; the right to promote employees; the right to discipline, suspend, or discharge employees for just cause; the right to change or introduce any new or improved methods, materials, equipment, or facilities; the right to determine the methods, techniques, and types of work to be performed; the determination of the products to be manufactured; and the right to make and enforce such rules and regulations as the Company may consider necessary or desirable for the operation of its business. These management rights are not all inclusive, but indicate the type of matters which belong to and are inherent to the Company. The Company not exercising rights reserved to it, or exercising them in a particular way, not be deemed a waiver of its rights.

ARTICLE XXIII. - ENTIRE AGREEMENT

         This Agreement supersedes and cancels all prior practices and constitutes the complete understanding of the parties on the subject of wages, rates of pay, hours of work, conditions of employment, and other matters subject to collective bargaining. All employees' benefits and rights existing before the effective date of this Agreement are superseded by this Agreement unless expressly contained herein or otherwise agreed to by the parties.

ARTICLE XXIV. - DURATION AND EFFECTIVE DATE OF AGREEMENT

         This Agreement shall continue from 7:00 A.M. February 1, 1996 to and including, January 31, 1999, and unless terminated under the terms and conditions of the Labor Management Relations Act, 1947, shall continue thereafter until terminated by either party on sixty (60) days written notice, one party to the other, or amended by mutual consent. Upon written notice to the Company, no earlier than November 1, 1999, the parties agree to negotiate with respect to the wages, benefits, local issues, hours, and working conditions of a new collective bargaining agreement. If the parties fail to reach an agreement within sixty
(60) days after said notice, the Union shall have the right to strike any time thereafter, but not prior to February 1, 1999, without further notice, notwithstanding any other provisions in this Agreement to the contrary. It is agreed by the parties that any subsequent agreement or agreements reached within the duration of the Agreement will be in conformance with applicable federal laws, regulations, and standards.

    IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed by their duly authorized officers the day and year first above set forth.

                                       ASTOR CORPORATION, PETROWAX REFINING
                                       DIVISION,
                                       EMLENTON PLANT

                                       By: /s/Thomas P. Causen
                                           --------------------------------


                                       OIL, CHEMICAL AND ATOMIC WORKERS'
                                       INTERNATIONAL UNION


                                        By: /s/illegible
                                           --------------------------------


                                        OIL, CHEMICAL AND ATOMIC WORKERS'
                                        INTERNATIONAL UNION, LOCAL NO. 8-481

                                       By: /s/James L. Meyer
                                           --------------------------------

                                       By: /s/illegible
                                           --------------------------------

                                        By: /s/William E. Gares, Jr.
                                           --------------------------------

                            EMLENTON PLANT - LOCAL 8-481
                                       ADDENDUM
                            BASE WAGE RATE-SHIFT EMPLOYEES


                                BASE RATE  BASE RATE  BASE RATE  BASE RATE
                                EFFECTIVE  EFFECTIVE  EFFECTIVE  EFFECTIVE
                                 08/01/95   02/01/96   02/01/97   02/01/98

RERUN DEPARTMENT
         Operator                 $13.49     $13.99     $14.51     $15.06
         Helper                   $12.62     $13.12     $13.61     $14.12

B.A.F. DEPARTMENT
         Operator                 $13.49     $13.99     $14.51     $15.06
         Refrigeration Attendant  $13.04     $13.54     $14.05     $14.57
         Filters Attendant        $12.87     $13.37     $13.87     $14.39
         B.A.F. Helper            $12.62     $13.12     $13.61     $14.12

BOILER HOUSE DEPARTMENT
         Operator                 $13.49     $13.99     $14.51     $15.06
         Helper                   $12.97     $13.47     $13.98     $14.50

FILTER HOUSE DEPARTMENT
         Operator                 $13.49     $13.99     $14.51     $15.06
         Helper                   $12.89     $13.39     $13.89     $14.41
         Retort and Clay Burn     $12.60     $13.10     $13.59     $14.10

SHIPPING AND TRANSFER DEPARTMENT
         Truck (Un)Loader         $12.48     $13.22     $13.72     $14.23

CONTROL LABORATORY
         Senior Day Tester        $12.97     $13.47     $13.98     $14.50
         Tester                   $12.69     $13.19     $13.68     $14.20

                             EMLENTON PLANT - LOCAL 8-481
                                       ADDENDUM
                             BASE WAGE RATE-DAY EMPLOYEES


                               BASE RATE   BASE RATE   BASE RATE   BASE RATE
                               EFFECTIVE   EFFECTIVE   EFFECTIVE   EFFECTIVE
                                08/01/95    02/01/96    02/01/97    02/01/98

MAINTENANCE DEPARTMENT

   Electrician-Instrument
     Technician                   $13.54      $14.04      $14.57      $15.11
   Instrument Technician          $12.82      $13.99      $14.51      $15.06
   Electrician or Instrument
     Technician 2nd Class         $12.68      $13.18      $13.67      $14.19
   Electrician or Instrument
     Technician Helper            $12.48      $12.98      $13.47      $13.97
   Machinist                      $13.15      $13.65      $14.16      $14.69
   Mechanic "A"                   $13.15      $13.65      $14.16      $14.69
   Mechanic "B"                   $12.73      $13.23      $13.73      $14.24
   Helper "B" Mechanic            $12.34      $12.84      $13.32      $13.82
   Pipefitter "A"                 $12.98      $13.48      $13.99      $14.51
   Pipefitter "B"                 $12.62      $13.12      $13.61      $14.12
   Helper "B" Pipefitter          $12.34      $12.84      $13.32      $13.82
   Welder                         $12.98      $13.48      $13.99      $14.51
   Helper "B" Welder              $12.34      $12.84      $13.32      $13.82
   Rigger                         $13.07      $13.57      $14.08      $14.61
   Head Carpenter                 $13.07      $13.57      $14.08      $14.61
   Carpenter                      $12.82      $13.32      $13.82      $14.34
   Insulator                      $12.74      $13.24      $13.74      $14.25
   Helper "B" Insulator           $12.34      $12.84      $13.32      $13.82
   Painter                        $12.46      $12.96      $13.45      $13.95

                             EMLENTON PLANT - LOCAL 8-481
                                       ADDENDUM
                             BASE WAGE RATE-DAY EMPLOYEES

                               BASE RATE   BASE RATE   BASE RATE   BASE RATE
                               EFFECTIVE   EFFECTIVE   EFFECTIVE   EFFECTIVE
                                08/01/95    02/01/96    02/01/97    02/01/98

MISCELLANEOUS

   Day Gauger                     $12.60      $13.10      $13.59      $14.10
   Truck Unloader                 $12.48      $13.22      $13.72      $14.23
   Truck Driver/Backhoe
     Operator                     $12.39      $12.89      $13.37      $13.87
   Helper "B" Coal Unloader       $12.34      $12.84      $13.32      $13.82
   Shift Breakers & Extra Shift
     Employees                    $12.33      $12.83      $13.31      $13.81
   Tool Room Attendant            $12.22      $12.72      $13.20      $13.69
   Shop Janitor                   $12.17      $12.67      $13.15      $13.64
   Truck Loader/
   Pumper                         $12.48      $13.22      $13.72      $14.23
   Waste Treatment Attendant      $12.72      $13.37      $13.87      $14.39
   Extra Waste Treatment
     Attendant                    $12.17      $12.67      $13.15      $13.64
   Warehouse Attendant            $12.75      $13.25      $13.75      $14.26
   Utility Worker                              EXISTING LABOR RATE

                             EMLENTON PLANT - LOCAL 8-481
                                       ADDENDUM
                             BASE WAGE RATE-DAY EMPLOYEES
                               LABORER CLASSSIFICATION

                               BASE RATE   BASE RATE   BASE RATE   BASE RATE
                               EFFECTIVE   EFFECTIVE   EFFECTIVE   EFFECTIVE
                                08/01/95    02/01/96    02/01/97    02/01/98

LABORERS EMPLOYED AFTER 1/8/82
       START                       $7.79       $8.29       $8.60       $8.92
       After 6 mo.                 $8.88       $9.38       $9.73      $10.10

LABORERS EMPLOYED AFTER 1/8/75
                                  $11.35      $11.85      $12.29      $12.76

LABORERS EMPLOYED BEFORE 1/8/75
                                  $12.17      $12.67      $13.15      $13.64

                                     ADDENDUM B

                                PROGRESSION SCHEDULES

                              As Amended October 1, 1977


         Following a series of joint Union-Management meetings, it was agreed on February 21, 1975, the following progression schedules:


         1. Lines of progression for the day employees will be as shown in the attached diagrams.

         2. Employees with a disability will be given first consideration when filing a permanent vacancy in the valve repair work and shop janitor assignments.

         3. The day gauger in the Filter House progression unit will become a day employee as shown on the attached diagram.

         4. Two (2) day employees in addition to the Rigger will be trained to perform Rigging work. Permanent vacancies in the Rigger classification will be posted for bidding.

                                  PETROWAX REFINING
                          LINES OF PROGRESSION DAY EMPLOYEES
                                    EMLENTON PLANT



----------------------------------------------------------------------------------------------------------
                                              MISCELLANEOUS
----------------------------------------------------------------------------------------------------------
DAY GAUGER    TRUCK    BACKHOE    HELPER B   TOOL ROOM   TRUCKLOADER    SHIFT/    WAREHOUSE   WASTE WATER
            UNLOADER   OPERATOR     COAL     ATTENDANT     PUMPER      BREAKERS   ATTENDANT    TREATMENT
                                  UNLOADER                                                     ATTENDANT
    x          x          x          x           x            x            x          x            x

                                                                                               EXTRA WASTE
                                                                                                TREATMENT
                                                                                                ATTENDANT

    x          x           x          x           x            x           x           x            x

    x          x           x          x           x            x           x           x            x

   BID        BID         BID        BID         BID          BID         BID         BID          BID


                                PETROWAX REFINING
                       LINES OF PROGRESSION DAY EMPLOYEES
                                 EMLENTON PLANT

----------------------------------------------------------------------------------------------------------------------
                                                     MAINTENANCE
----------------------------------------------------------------------------------------------------------------------
ELECTRICIAN   WELDER     INSULATOR   PAINTER   RIGGER   MECHANIC                MACHINIST    PIPEFITTER       HEAD
INSTRUMENTS                                                                                                 CARPENTER

     x            x          x          x         x         x                       x             x             x

INSTRUMENT
   TECH           x          x          x         x         x                       x             x         CARPENTER

     x            x          x          x         x         x          x            x             x             x

     x            x          x          x         x                    x                          x             x

ELECTRICIAN       x          x          x         x                MECHANIC                  PIPEFITTER         x
INSTRUMENT                                                             B                          B
 TECH 2ND

     x            x          x          x         x                    x                          x             x

ELECTRICIAN
INSTRUMENT    HELPER B   HELPER B                                  HELPER B                    HELPER B
TECH HELPER    WELDER    INSULATOR                                 MECHANIC                   PIPEFITTER

     x           x           x          x         x                    x                          x             x


    BID         BID         BID        BID       BID                  BID                        BID           BID


                                     APPENDIX "A"

         The following understandings are made part of this Agreement:

         (A) The Company will continue its present practice of providing call time under ARTICLE II D to shift employees who are called out to assist on short time call and are sent home prior to the beginning of their regular shift. Call time shall not apply to shift employees who are called prior to their regular shift and work into that shift.

         (B) Operators may be assigned basic maintenance work that the employee is capable of performing safely, which does not interfere with their operating duties.

         (C) l. All temporary bids will be listed as such together with the expected duration of the opening. Employees awarded the bid shall accept it for the duration of the opening with the right to bid off the job being the same as that which is applicable to a permanent bid.

              2. The Company will not offer overtime to temporary employees in classifications where eligible permanent employees are available for the overtime and have not refused it.

         (D) The Company and the Union have agreed upon employees who will be grandfathered in the job to which they were moved under the terms of the prior agreement, after being disqualified for medical reasons from promotion within a sequence, if those employees do not voluntarily remove themselves from such job. Those employees are the following:

          K.E. Beals

          J.E. Thomas

          M.E. Wimer

          S.M. Orton

         (E) Bids from Shift jobs to Day jobs shall continue to be administered in accordance with the agreement dated August 28, 1990.

         (F) The parties agree that safety and health in the work place are paramount concerns that deserve the cooperative attention of the Management and the Union. The parties agree, therefore, to meet at the refinery or chemical plant within sixty (60) days of a request by either the local Union or the Management to attempt to develop a plan for utilizing the Union represented employees from the local bargaining unit toward the objective of improving health and safety in the plant. Such meetings may be held on non-productive time.

         (G) The Company agrees to renew the Letter of Agreement on layoffs, plant closures, rate retention, national health insurance, and health and safety clauses, where such Letters of Agreement exist. It is agreed no such letters or understandings exist as of the time this Agreement was negotiated which have not been incorporated herein. Future Letters of Agreement will not be incorporated into the basic working Agreement.

         (H) The Company will not assign temporary employees to tasks they are not qualified to perform.

         (I) The senior day light truck (un) loader will have the first selection among the available shifts.

         (J) When a holiday falls on the fifth day of a shift employee's regularly scheduled work week, and said employee worked a scheduled day off during that work week, the employee shall be paid for work on that fifth day as follows:

              a.   time and one-half for hours worked on said holiday, plus

              b. an additional one-half time for hours worked for which the employee would have received overtime pay had the fifth day not been a holiday, plus

              c. the employee will also receive his/her holiday pay for that holiday.

         (K) Temporary employee rate - $6.00 per hour for mowing, raking, and also for painting where there is a regular employee at the time in the painting classification.

                                     APPENDIX "B"

                            LIGHT/RESTRICTED DUTY PROGRAM

         In an effort to provide meaningful work to employees who are not able to report back to their full time duties after a work related illness/injury, a light/restricted work program has been developed.

         Any administration questions should be to the Manager of Human
Resources.

         The program will operate as follows:

         An employee returning to work on a light/restricted duty basis must:

         1. Provide a return to work slip from the doctor stating the restrictions and the time frame for the employee to resume full duties. This return to work slip must be furnished to the Manager of Human Resources.

         2. The maximum time for an employee to be on light/restricted duty for any one continuous illness or injury is six (6) months. There will be only one light/restricted duty for a continuous problem.

         3. If the doctor states light/restricted duty can be performed by employees on work related injury/illness and the Company determines such work is available and the Company determines to fill such work on light duty, they will be required to return to work.

         4. Light/restricted work duty will be performed based on the employees capabilities and the availability of work. The Company reserves the right to have the employee examined by a doctor of their choice prior to permitting light duty work.

         5. Supervisors will be fully informed of the employees restrictions so as to provide applicable work.

NON WORK RELATED ILLNESS OR INJURY

         Employees who are absent due to a non work related illness or injury may participate in this program at the option of the Company and the employee.

PAY REQUIREMENTS
         l. Employees returning on light/restricted work duty will be paid the applicable laborer rate unless working in their classification and performing work above that normally performed by a laborer or helper. If working in their normal classification as stated above, the employee will be paid their normal rate.

         2. Personal illness/injury: Applicable labor rate unless working in their classification. If working in their classification the employee will be paid their normal rate.

SENIORITY

         The employees seniority will not be affected by the light/restricted duty program.